                                                                    EXHIBIT 4.25





                                AMENDMENT NO. 3
                                       TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
                  WAIVER, CONSENT OF INTERCREDITOR LENDERS AND
                   AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

                 THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER, CONSENT OF INTERCREDITOR LENDERS AND AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (this "Agreement"), is made as of this 30th day of April, 1995, among LDI CORPORATION, a Delaware corporation ("Borrower"), the various financial institutions listed on the signature pages hereof (collectively, the "Intercreditor Lenders"), and SOCIETY NATIONAL BANK (successor collateral agent to Bank of America Illinois), as collateral agent (the "Collateral Agent"),

                                  WITNESSETH:

                 WHEREAS, Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of July 29, 1994 (as amended by that certain Consent, Waiver and Amendment No. 1 to Second Amended and Restated Credit Agreement, Consent and Waiver with Respect to Note Purchase Agreement, and Consent and Waiver of Intercreditor Lenders, dated as of January 20, 1995, and as further amended by that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, and Consent of Intercreditor Lenders, dated as of March 10, 1995, the "Bank Credit Agreement"), with the various financial institutions listed on the signature pages thereto (the "Credit Agreement Banks"), pursuant to which the Credit Agreement Banks have made certain financial accommodations available to Borrower;

                 WHEREAS, Borrower has entered into that certain Note Purchase Agreement, dated as of August 1, 1989 (as amended, the "1995 Note Purchase Agreement"), with Northwestern National Life Insurance Company, Northern Life Insurance Company, Confederation Life Insurance Company and Beneficial Standard Life Insurance Company (such financial institutions being collectively referred to as the "1995 Noteholders"), pursuant to which the 1995 Noteholders have made certain financial accommodations available to Borrower;

                 WHEREAS, Borrower has executed and delivered that certain Promissory Note, dated as of July 1, 1993, in favor of National Westminster Bank USA, in the original principal amount of $20,000,000 (as amended, the "Natwest Note");

                 WHEREAS, Borrower has executed and delivered that certain Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Security Agreement"), in favor of the Collateral Agent, pursuant to which Borrower (a) ratified and confirmed the grant of the security interest to the Existing Lenders (as defined in the Security Agreement) under the

Existing Security Agreement (as defined in the Security Agreement) and (b) granted a continuing security interest to the Collateral Agent, for the benefit of the Collateral Agent and each of the Co-Agents (as defined in the Security Agreement) and for the ratable benefit of the Intercreditor Lenders, in and to the Collateral (as defined in the Security Agreement), all as security for Borrower's obligations under the Bank Credit Agreement, the 1995 Note Purchase Agreement and the Natwest Note;

                 WHEREAS, in connection with the Bank Credit Agreement, the 1995 Note Purchase Agreement, the Natwest Note and the Security Agreement, Borrower, the Intercreditor Lenders and the Collateral Agent entered into that certain Intercreditor Agreement, dated as of July 29, 1994 (the "Intercreditor Agreement");

                 WHEREAS, Borrower has requested that the Credit Agreement Banks amend the Bank Credit Agreement as set forth in this Agreement; and

                 WHEREAS, the Credit Agreement Banks are willing to amend the Bank Credit Agreement upon the terms and conditions hereof;

                 NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                SECTION 1.  AMENDMENTS TO AND WAIVERS OF CERTAIN
                  PROVISIONS UNDER THE BANK CREDIT AGREEMENT.

                 1.1 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Expiration Date" in its entirety and substituting the following new definition of "Expiration Date" in lieu thereof:

                          "Expiration Date" means May 15, 1995, or such other
                 date as may from time to time be agreed upon by the Borrower and the Banks.

                 1.2 Amendment to Annex A. The Credit Agreement Banks and the Borrower hereby agree that Annex A to the Bank Credit Agreement shall be amended by deleting Annex A in its entirety and substituting the new Annex A which is attached hereto as Exhibit A, and incorporated herein by reference.

                 1.3      Waiver of Section 7.2.4(c), Section 7.2.4(d), and
Section 7.1.1(c). The Credit Agreement Banks hereby waive compliance by Borrower with Section 7.2.4(c), Section 7.2.4(d) and Section 7.1.1(c) of the Bank Credit Agreement commencing on the date of this Agreement and ending on the Expiration Date.


             SECTION 2.  CONSENT AND DIRECTION OF THE INTERCREDITOR
                 LENDERS, AMENDMENT TO INTERCREDITOR AGREEMENT.

                 2.1 Consent and Direction of the Intercreditor Lenders. Subject to the terms and the conditions set forth in this Agreement, the Intercreditor Lenders hereby consent to the terms and provisions of Section 1 of this Agreement; provided, however, that each Intercreditor Lender's Exposure Percentage, as defined in the Intercreditor Agreement, shall not be affected by this Agreement.

                 2.2 Amendment to Schedule VII to Intercreditor Agreement. The Intercreditor Lenders and the Borrower hereby agree that Schedule VII to the Intercreditor Agreement shall be amended by deleting the last page of
Schedule VII to the Intercreditor Agreement and substituting the new last page of Schedule VII which is attached hereto as Exhibit B, and incorporated herein by referenced.


                       SECTION 3. CONDITIONS PRECEDENT TO
                                 EFFECTIVENESS.

                 In addition to all of the other conditions and agreements set forth herein, the effectiveness of the waiver set forth in this Agreement, and the amendments set forth in Sections 1.1, 1.2 and 2.2 of this Agreement, is subject to the following conditions precedent:

                 3.1 Acknowledgment of LDI of Ohio, Inc.. The Intercreditor Lenders shall have received an original of the attached Acknowledgment of LDI of Ohio, Inc. ("Guarantor"), executed and delivered by a duly authorized officer of Guarantor.

                 3.2 Extension of and Waiver of provisions of 1995 Note Purchase Agreement. The Intercreditor Lenders shall have received evidence in form and substance satisfactory to the Intercreditor Lenders of an extension of the terms of the 1995 Note Purchase Agreement such that no payments of principal will be required to be made by Borrower in connection therewith during the period beginning April 1, 1995, and ending May 15, 1995, and a waiver of all then existing defaults under the 1995 Note Purchase Agreement.

                           SECTION 4.  MISCELLANEOUS.

                 4.1 Other Terms With Respect to the Waivers and Consents. The effectiveness of the provisions of Section 1.1, Section 1.2, Section 1.3,
Section 2.1 and Section 2.2 hereof shall also be subject to the condition that, in all other respects, Borrower, as of the date hereof, shall not have violated any warranties, covenants, agreements or provisions or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Bank Credit Agreement) under the Bank Credit Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Event of Default (as defined in the 1995 Note Purchase Agreement) under the 1995 Note Purchase Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Security Agreement) under the Security Agreement. The waiver given as set forth in Section 1.3 hereof shall not extend to prejudice any rights and remedies which the Credit Agreement Banks, the 1995 Noteholders or the Intercreditor Lenders may have in respect of any other violations of any of the terms and provisions of the Bank Credit Agreement, the 1995 Note Purchase Agreement or the Intercreditor Agreement, as the case may be.

                 4.2 Bank Credit Agreement, the Security Agreement and 1995 Note Purchase Agreement. The execution of this Agreement by Borrower shall serve as an acknowledgment that (a) the waivers and consents set forth herein shall not affect the continued legality, validity and binding effect of the Bank Credit Agreement, as previously amended and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement, and
(b) the Bank Credit Agreement, as previously and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement remain in full force and effect and remain the valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Borrower hereby ratifies and confirms the Bank Credit Agreement, as previously amended and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement.

                 4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

                 4.4 Severability. In the event any provision of this Agreement should be invalid, the validity of the other provisions hereof shall not be affected thereby.

                 4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

                 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


LDI CORPORATION, Borrower                              SOCIETY NATIONAL BANK, as Collateral Agent

                                                       By:
                                                           ------------------------------------------
By:                                                    Title:
    ------------------------------------------                ---------------------------------------
Title:
       ---------------------------------------


BANK OF AMERICA ILLINOIS                               NATIONAL CITY BANK, Intercreditor Lender and
(successor in interest to                              Credit Agreement Bank
Continental Bank N.A.),
Intercreditor Lender and Credit Agreement Bank

By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------



SOCIETY NATIONAL BANK, Intercreditor Lender            NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY,
and Credit Agreement Bank                              Intercreditor Lender and 1995 Noteholder

By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------


CONFEDERATION LIFE INSURANCE COMPANY,                  BENEFICIAL STANDARD LIFE INSURANCE COMPANY,
Intercreditor Lender and 1995 Noteholder
                                                       Intercreditor Lender and 1995 Noteholder

By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------


COMERICA BANK, Intercreditor Lender and Credit         FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
Agreement Bank                                         Intercreditor Lender and Credit Agreement Bank

By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------


THE DAIWA BANK, LIMITED,
                                                       THE FIFTH THIRD BANK, Intercreditor Lender and
Acting through its Chicago                             Credit Agreement Bank
Branch, Intercreditor Lender and Credit
Agreement Bank                                         By:
                                                           ------------------------------------------
                                                       Title:
By:                                                           ---------------------------------------
    ------------------------------------------
Title:                                                 And
       ---------------------------------------         by:
                                                           ------------------------------------------
                                                       Title:
                                                              ---------------------------------------

STAR BANK, NATIONAL ASSOCIATION, Intercreditor         FIRST NATIONAL BANK OF OHIO, Intercreditor
Lender and Credit Agreement Bank                       Lender and Credit Agreement Bank


By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------


MICHIGAN NATIONAL BANK, Intercreditor Lender           THE BANK OF TOKYO TRUST COMPANY, Intercreditor
and Credit Agreement Bank                              Lender and Credit Agreement Bank

By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------

FIRST BANK NATIONAL ASSOCIATION, Intercreditor         NATIONAL WESTMINSTER BANK, USA, Intercreditor
Lender and Credit Agreement Bank                       Lender


By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------


NORTHERN LIFE INSURANCE COMPANY, Intercreditor
Lender and 1995 Noteholder

By:
    ------------------------------------------
Title:
       ---------------------------------------

                                   EXHIBIT A


                                    ANNEX A

                                                                                              Commitment
                                                                                                Period
                                                           Total                              Expiration
                                                         Commitment            Percentage        Date
NATIONAL CITY BANK                                        $ 13,622,040.21          14.1701%       5/15/95

SOCIETY NATIONAL BANK                                     $ 13,622,040.21          14.1701%       5/15/95

CONTINENTAL BANK N.A.                                     $ 12,648,989.27          13.1579%       5/15/95

COMERICA BANK                                             $ 10,897,555.26          11.3360%       5/15/95

FIRST UNION BANK                                          $  7,589,355.11           7.8947%       5/15/95

THE DAIWA BANK, LIMITED                                   $  5,448,777.63           5.6680%       5/15/95

THE FIFTH THIRD BANK                                      $  5,448,777.63           5.6680%       5/15/95

STAR BANK, NATIONAL ASSOCIATION                           $  5,448,777.63           5.6680%       5/15/95

FIRST NATIONAL BANK OF OHIO                               $  5,448,777.63           5.6680%       5/15/95

MICHIGAN NATIONAL BANK                                    $  5,448,777.63           5.6680%       5/15/95

THE BANK OF TOKYO TRUST COMPANY                           $  5,448,777.63           5.6680%       5/15/95

FIRST BANK NATIONAL ASSOCIATION                           $  5,059,634.16           5.2632%       5/15/95

TOTAL                                                     $ 96,132,280.00          100.0000%

                                   EXHIBIT B



                           SEE ATTACHED LAST PAGE OF
                    SCHEDULE VII TO INTERCREDITOR AGREEMENT

                                                                     Scheduled
                                                 Prorata Share      Payment At
Bank                                            Without Natwest      5/15/95*             Balance       % of Collateral
National City Bank                                  13.3876%      $14,878,531.94           $0.00            0.0000%

Society                                             13.3876%      $14,878,531.94            0.00            0.0000%

Continental                                         12.4314%      $13,815,779.65            0.00            0.0000%

Comerica                                            10.7101%      $11,902,825.55            0.00            0.0000%

First Union                                          7.4588%       $8,289,467.80            0.00            0.0000%

Daiwa Ltd.                                           5.3550%       $5,951,412.78            0.00            0.0000%

Fifth Third Bank                                     5.3550%       $5,951,412.78            0.00            0.0000%

First National Bank                                  5.3550%       $5,951,412.78            0.00            0.0000%

Michigan National Bank                               5.3550%       $5,951,412.78            0.00            0.0000%

Star Bank                                            5.3550%       $5,951,412.78            0.00            0.0000%

Bank of Tokyo                                        5.3550%       $5,951,412.78            0.00            0.0000%

First Bank, N.A.                                     4.9725%       $5,526,311.86            0.00            0.0000%

Northwestern National Life                           2.4847%       $2,761,458.47            0.00            0.0000%

Northern Life                                        1.3804%       $1,534,143.59            0.00            0.0000%

Confederation Life                                   0.8282%         $920,486.16            0.00            0.0000%

Beneficial Standard Life                             0.8282%         $920,486.16            0.00            0.0000%

Northwestern National Life                           0.0000%               $0.00            0.00            0.0000%

North Atlantic Life                                  0.0000%               $0.00            0.00            0.0000%

Confederation Life                                   0.0000%               $0.00            0.00            0.0000%

Minnesota Mutual Life                                0.0000%               $0.00            0.00            0.0000%

Farm Bureau Life                                     0.0000%               $0.00            0.00            0.0000%

FB Annuity                                           0.0000%               $0.00            0.00            0.0000%

Farm Bureau Mutual Ins. Co. of Michigan              0.0000%               $0.00            0.00            0.0000%

Natwest                                              0.0000%               $0.00**          0.00          100.0000%

                                                   100.0000%     $111,136,500.12           $0.00          100.0000%

Revolver Only Payment                                            $104,999,925.74

Total Payment - All Facilities                                   $111,482.333.12


 *For purposes of calculating Exposure Percentage as of May 15, 1995 only.

**$345,833.34 scheduled to be paid to Natwest on May 10, 1995. After payment on such date, $0.00 will be outstanding.

                      ACKNOWLEDGMENT OF LDI OF OHIO, INC.


                 The undersigned, LDI of Ohio, Inc., hereby acknowledges and consents to the terms and provisions set forth in the foregoing Amendment No. 3 to Second Amended and Restated Credit Agreement, Waiver, Consent of Intercreditor Lenders and Amendment No. 1 to Intercreditor Agreement ("Agreement"). The undersigned represents and warrants to the Intercreditor Lenders (as defined in the foregoing Agreement) that (a) the Guaranty of Payment of Debt, executed and delivered by the undersigned, dated July 29, 1994, and (b) the Amended and Restated Security Agreement, dated as of July 29, 1994 remain the valid and binding obligations of the undersigned, enforceable against it in accordance with their respective terms.


                                 LDI OF OHIO, INC.


                                 By:
                                     -----------------------------------
                                 Its:
                                      ----------------------------------


Dated:  April ___, 1995